Exhibit 99.1

CONTACT: Kelly Taylor Director, Investor Relations (216) 676-2000

FOR IMMEDIATE RELEASE

GrafTech Enters Into Investment Agreement with Brookfield Asset Management for $150 Million Preferred Equity Investment

INDEPENDENCE, Ohio – May 4, 2015 – GrafTech International Ltd. (NYSE:GTI) today announced it has entered into an investment agreement with an affiliate of Brookfield Asset Management Inc. (NYSE: BAM) (TSX: BAM.A) (Euronext: BAMA) (“Brookfield”) under which Brookfield will acquire $150 million of 7% convertible preferred shares of GrafTech in a private offering. The investment agreement follows the letter of intent announced by GrafTech on April 29, 2015.

The convertible preferred share issuance, which was unanimously approved by GrafTech’s Board of Directors, is expected to close once customary closing conditions, including applicable regulatory approvals, are satisfied.

Under the terms of the investment agreement, upon issuance, the convertible preferred shares will be issued in two series, Series A shares and Series B shares. The series A shares will be immediately convertible into GrafTech common shares equal to approximately 19.9% of the currently outstanding shares of GrafTech common stock, at a conversion price of $5.00 per common share, subject to customary anti-dilution adjustments. The series B shares will become convertible into common shares equal to approximately 2% of the currently outstanding shares only upon approval by GrafTech stockholders in accordance with New York Stock Exchange requirements. If approved, the two series will be combined into one series.

Both series of convertible preferred shares are entitled to dividends at a 7% annual rate. Dividends will be cumulative and will accrue until paid. The proceeds from the sale of the convertible preferred stock, together with other cash and credit resources of the Company, will be used to repay the Company’s senior subordinated notes due to mature in November 2015.

Pursuant to the investment agreement, Brookfield will designate two directors to be appointed to the Company’s Board. With the addition of these directors, the GrafTech Board will be expanded from seven to nine.

Additional details regarding the private offering are available in the Company’s filings with the Securities and Exchange Commission.

As previously announced, the GrafTech Board unanimously approved a separate letter of intent for a possible tender offer by Brookfield to acquire outstanding shares of GrafTech common stock. GrafTech and Brookfield continue to negotiate terms for a definitive agreement regarding a potential tender offer. There can be no assurance that any definitive agreement regarding a potential tender offer will be signed or that a tender offer transaction will be launched or consummated.

J.P. Morgan Securities LLC is serving as financial advisor to GrafTech on both the convertible preferred issuance and the potential tender offer, and Withers LLP and Willkie Farr & Gallagher LLP are serving as legal counsel in connection with the convertible preferred share issuance and negotiations regarding the potential tender offer.

About GrafTech

GrafTech International is a global company that has been redefining limits for more than 125 years. We offer innovative graphite material solutions for our customers in a wide range of industries and end markets, including steel manufacturing, advanced energy applications and latest generation electronics. GrafTech operates 18 principal manufacturing facilities on four continents and sells products in over 70 countries. Headquartered in Independence, Ohio, GrafTech employs approximately 2,400 people. For more information, call 216-676-2000 or visit www.GrafTech.com.

Notice to Investors

The potential tender offer described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any shares of common stock of GrafTech. The solicitation and the offer to buy shares of common stock of GrafTech will only be made following definitive documentation and pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Brookfield intends to file with the SEC. In addition, following definitive documentation, GrafTech intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. If filed, stockholders will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of GrafTech on Schedule 14D-9 and related materials with respect to the tender offer and, if applicable, the merger, free of charge at the website of the SEC at www.sec.gov, and from any information agent named in the tender offer materials. Stockholders may also obtain, at no charge, any such documents filed with or furnished to the SEC by GrafTech under the “Investors Relations” section of GrafTech’s website at www.graftech.com. STOCKHOLDERS ARE ADVISED TO READ THESE DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE, INCLUDING ANY SOLICITATION/RECOMMENDATION STATEMENT OF GRAFTECH AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND, IF APPLICABLE, THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY, PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO ANY POTENTIAL TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF ANY POTENTIAL TENDER OFFER.

Forward-Looking Statements

This news release and related discussions may contain forward-looking statements about such matters as: the proposed issuance of convertible preferred stock, the conditions to consummation of such potential issuance, the terms of any such potential issuance and stock, the use of proceeds and related matters; a possible tender offer and merger, the conditions to consummation thereof, the terms thereof and related matters; the effects of such possible issuance, tender offer and merger under equity award and benefit plans and agreements or our credit agreement, senior notes or senior subordinated notes;

our outlook for 2015; future or targeted operational and financial performance; growth prospects and rates; the markets we serve; future or targeted profitability, cash flow, liquidity, sales, costs and expenses, tax rates, working capital, inventory levels, debt levels, capital expenditures, EBITDA, cost savings and business opportunities and positioning; strategic plans; stock repurchase plans; cost, inventory and supply-chain management; rationalization and related activities; the impact of rationalization, product line changes, cost competitiveness and liquidity initiatives; expected or targeted changes in production capacity or levels, operating rates or efficiency in our operations or our competitors’ or customers’ operations; future prices and demand for our products; product quality; diversification, new products and product improvements and their impact on our business; the integration or impact of acquired businesses; investments and acquisitions that we may make in the future; possible financing or refinancing (including factoring and supply-chain financing) activities; our customers’ operations, order patterns and demand for their products; the impact of customer bankruptcies; our position in markets we serve; regional and global economic and industry market conditions, including our expectations concerning their impact on us and our customers and suppliers; conditions and changes in the global financial and credit markets; legal proceedings and antitrust investigations; our liquidity and capital resources, including our obligations under our senior subordinated notes that mature in November 2015; tax rates and the effects of jurisdictional mix; the impact of accounting changes; and currency exchange and interest rates and changes therein.

We have no duty to update these statements. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, due to various factors, including: failure to satisfy the conditions contained in the definitive investment agreement to consummation thereof, including due to material adverse changes affecting the Company or its prospects or failure to obtain regulatory approvals; failure to enter into definitive agreements relating to the tender offer and merger; failure to satisfy conditions to be contained in any such agreements to consummation thereof, including due to material adverse changes affecting the Company or its prospects or failure to obtain regulatory approvals; litigation in relation to such transactions; failure to achieve cost savings, EBITDA or other estimates; actual outcome of uncertainties associated with assumptions and estimates used when applying critical accounting policies and preparing financial statements; failure to successfully develop and commercialize new or improved products; adverse changes in cost, inventory or supply-chain management; limitations or delays on capital expenditures; business interruptions including those caused by weather, natural disaster or other causes; delays or changes in, or non-consummation of, proposed investments or acquisitions; failure to successfully integrate or achieve expected synergies, performance or returns expected from any completed investments or acquisitions; inability to protect our intellectual property rights or infringement of intellectual property rights of others; changes in market prices of our securities; changes in our ability to obtain new or refinance existing financing on acceptable terms; adverse changes in labor relations; adverse developments in legal proceedings or investigations; non-realization of anticipated benefits from, or variances in the cost or timing of, organizational changes, rationalizations and restructurings; loss of market share or sales due to rationalization, product-line changes or pricing activities; negative developments relating to health, safety or environmental compliance, remediation or liabilities; downturns, production reductions or suspensions or other changes in steel, electronics and other markets we or our customers serve; customer or supplier bankruptcy or insolvency events; political unrest which adversely impacts us or our customers’ businesses; declines in demand; intensified competition and price or margin decreases; graphite-electrode and needle-coke manufacturing capacity increases; fluctuating market prices for our products, including adverse differences between actual graphite-electrode prices and spot or announced prices; consolidation of steel producers; mismatches between manufacturing capacity and demand; significant changes in our provision for income taxes and effective income-tax rate; changes in the availability or cost of key inputs, including petroleum-based coke or energy; changes in interest or currency-exchange rates; inflation or deflation; failure to satisfy conditions to government grants; continuing uncertainty over fiscal or monetary policies or conditions in the U.S., Europe, China or elsewhere; changes in fiscal and monetary policy; a protracted regional or global financial or economic crisis; and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. This news release does not constitute an offer or solicitation as to any securities. References to street or analyst earnings estimates mean those published by First Call.